For Immediate Release Contact:
Dennis Craven (Company) Chief Financial Officer (561) 227-1386	Jerry Daly or Carol McCune Daly Gray (Media) (703) 435-6293

Chatham Lodging Trust Announces Fourth Quarter Results

Strategically Building Portfolio, Expected to Drive 50 Percent Increase in 2012 FFO

PALM BEACH, Fla., February 22, 2012—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in premium branded upscale extended-stay hotels and select-service hotels, today announced results for the quarter ended December 31, 2011. In addition, the company outlined its strategic growth plan designed to increase FFO by approximately 50 percent in 2012.

Q4 Highlights

•	RevPAR – 5.7 percent increase for Chatham’s 18-hotel portfolio in Q4.

•	Property Upgrades – substantially completed renovations of 13 of 18 hotels (72 percent of portfolio) during 2011.

•	GOP Margins – generated industry-leading GOP margin of 42.3 percent in Q4.

•	Acquisitions – completed $37 million cash investment (10.3 percent ownership) in a joint venture (JV) with Cerberus Capital Management LP that acquired 64 hotels from Innkeepers USA Trust for $1.02 billion (Chatham’s pro rata share of assets is approximately $105 million).

Subsequent Events

•	RevPAR growth of 9 percent in January 2012 and 13 percent through February 21, 2012.

Consolidated Financial Results

The following is a summary of the consolidated financial results ($ in millions, except RevPAR, ADR and per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
RevPAR	$95	$90	$99	$96
ADR	$126	$122	$126	$124
Adjusted EBITDA	$7.6	$3.4	$22.6	$6.9
GOP Margin	42.3%	42.2%	43.0%	44.1%
Hotel EBITDA Margin	35.1%	34.8%	35.9%	36.8%
Net income / loss	$(6.2)	$(0.3)	$(9.1)	$(1.2)
AFFO	$2.6	$2.2	$11.9	$4.9
AFFO per diluted share	$0.19	$0.24	$0.89	$0.53

“2011 was a banner year as we successfully executed our business plan of building a high quality hotel portfolio that generates strong operating results and provides meaningful cash dividends,” said Jeffrey H. Fisher, Chatham’s chief executive officer and president. “In 2011, our hotel investments dramatically increased nearly 150 percent from $210 million to $510 million. We assembled a great portfolio of hotels with 65 percent of our properties located in metropolitan New York City, Southern California and Washington D.C., all markets with high barriers to new competition. Our hotels produced strong results, with adjusted FFO per share increasing approximately 68 percent from $0.53 in 2010 to $0.89 in 2011.

“We were pleased with our performance in 2011, but it is 2012 and beyond which we believe will best showcase our strategy and generate even more significant returns. With 72 percent of our hotels renovated in 2011, our portfolio is positioned to benefit from projected favorable lodging fundamentals over the next several years,” Fisher continued. “Our hotels already produce industry-leading hotel EBITDA margins, and with the majority of our renovations completed, coupled with aggressive asset management and rising ADR, we expect our portfolio to generate strong RevPAR growth and operating profits in 2012.”

Property Upgrade Status

“We have invested significantly to position our hotel portfolio to benefit from the projected economic expansion in the United States and lodging fundamentals which are forecast to be more favorable than past cycles, with demand increasing and supply growth projected to remain at historically low levels,” said Dennis M. Craven, chief financial officer. “Thirteen of our 18 hotels have been renovated within the past year, and we are starting to see RevPAR growth above industry performance, with RevPAR growth in January 2012 of 9 percent and RevPAR growth of 13 percent through February 21. Some of this gain is attributable to easy comparisons due to hotels under renovation in 2011 and some is due to increased market share.”

In 2012, only two other hotels are slated for major renovation beginning in the 2012 fourth quarter. The remaining three hotels in the portfolio are in excellent physical condition and are not schedule for meaningful upgrades until 2013 and 2014.

Capital Structure

At December 31, 2011, the company had debt outstanding of $228.9 million at an average interest rate of 5.8 percent with a weighted average five-year maturity on its fixed rate debt. “Our current leverage ratio at slightly above 50 percent is higher than our stated long-term target of 35 percent. We are comfortable with this leverage level during what we believe will be a prolonged lodging recovery, a level considered on the conservative side by industry standards,” Craven said. “Our debt service coverage ratio is over 2 times, and we expect to produce sufficient cash flow from operations from our 18 hotels, as well as funds from operations within our joint venture, to fund our 2012 capital expenditure needs and dividends.”

Dividend

The company evaluates its dividend on a quarterly basis and on December 15, 2011, the company declared a common share dividend of $0.175 per share, paid on January 27, 2012 to shareholders of record on December 30, 2011.

Innkeepers Acquisition

Chatham and affiliates of Cerberus Capital Management, L.P. acquired in a joint venture 64 hotels with a total of 8,329 rooms for $1.02 billion from subsidiaries of Innkeepers USA Trust on October 27, 2011. Chatham’s $37 million investment equates to an approximate 10.3 percent interest in the joint venture. “We acquired a great portfolio of assets for approximately $118,000 per key, which we believe represents an attractive discount to replacement cost,” Fisher noted. “We expect the joint venture to provide a healthy cash-on-cash yield on Chatham’s investment and return capital to Chatham in 2012 through asset sales and debt issuance, which will be used to pay down our credit facility and free up some capacity to make acquisitions.”

2012 Guidance

The company’s guidance for 2012, including the first quarter, is presented below for key items based on sustained economic growth, lack of new supply growth and increased business travel spending:

	Q1 2012	2012 Forecast
RevPAR	$96-$98	$105-$107
RevPAR growth	+10-12%	+6-8%
Net income (loss)	$(1.2-$1.7) M	$0-$2 M
Net income (loss) per diluted share	$(0.09-0.12)	$0.00-$0.15
Adjusted EBITDA	$8.0-$8.5 M	$40-$42 M
Adjusted funds from operation (“FFO”)	$2.4-$2.8 M	$17.5-$19.5 M
Adjusted FFO per diluted share	$0.17-$0.20	$1.25-$1.40
Hotel EBITDA margins	34-35%	37-38%
Corporate cash administrative expenses	$1.2 M	$5.0 M
Corporate non-cash administrative expenses	$0.4 M	$1.9 M
Interest expense	$3.3 M	$12.8 M
Non-cash amortization of deferred fees	$0.5 M	$2.0 M
Weighted average shares outstanding	13.95 M	13.95 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call

The company will hold its fourth quarter 2011 conference call tomorrow, February 23, 2012, at 10 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by calling 1-877-941-8631, reference number 4511083. A recording of the call will be available by telephone until midnight on Thursday, March 1, 2012, by dialing 1-800-406-7325, reference number 4511083. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company currently owns 18 hotels with an aggregate of 2,414 rooms/suites in 10 states and the District of Columbia and holds a minority investment in a joint venture that owns 64 hotels with 8,329 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO

 The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs and costs associated with the departure of the former CFO. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA

The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs, non-cash share-based compensation and costs associated with the departure of the former CFO, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its operating performance for a particular period using adjusted EBITDA;

•	Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to net income (loss) attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 22, 2012, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share data)
	December 31,	December 31,
	2011	2010
Assets:
Investment in hotel properties, net	$402,815	$208,080
Cash and cash equivalents	4,680	4,768
Restricted cash	5,299	3,018
Investment in unconsolidated real estate entities	36,003	-
Hotel receivables (net of allowance for doubtful accounts
of approximately $17 and $15, respectively)	2,057	891
Deferred costs, net	6,350	4,710
Prepaid expenses and other assets	1,502	735

Total assets	$458,706	$222,202

Liabilities and Equity:
Debt	$228,940	$50,133
Accounts payable and accrued expenses	10,184	5,248
Distributions payable	2,464	1,657
Total liabilities	241,588	57,038

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares
authorized and unissued at December 31, 2011 and 2010	-	-
Common shares, $0.01 par value, 500,000,000 shares
authorized;
13,820,854 and 13,819,939 shares issued and outstanding, respectively at December 31, 2011 and 9,208,750 shares issued and outstanding at December
31, 2010	137	91
Additional paid-in capital	239,173	169,089
Accumulated deficit	(23,220)	(4,441)
Total shareholders' equity	216,090	164,739

Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	1,028	425
Total equity	217,118	165,164

Total liabilities and equity	$458,706	$222,202

	CHATHAM LODGING TRUST
Consolidated Statement of Operations
(In thousands, except share and per share data)
	For the three months ended		For the years ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue:
Room	$21,133	$12,052	$70,421	$24,743
Other operating	996	377	2,675	727

Total revenue	22,129	12,429	73,096	25,470

Expenses:
Hotel operating expenses:
Room	5,147	2,994	16,011	5,989
Other operating	7,940	4,440	26,156	9,036
Total hotel operating expenses	13,087	7,434	42,167	15,025
Depreciation and amortization	3,324	1,368	11,971	2,564
Property taxes and insurance	1,598	879	5,321	1,606
General and administrative	1,522	1,216	5,802	3,547
Hotel property acquisition costs	4,119	1,023	7,706	3,189
Total operating expenses	23,650	11,920	72,967	25,931

Operating income (loss)	(1,521)	509	129	(461)
Interest and other income	4	84	22	193
Interest expense, including amortization of deferred fees	(3,687)	(909)	(8,190)	(932)
Loss in unconsolidated entity	(997)	—	(997)	—
Loss before income tax expense	(6,201)	(316)	(9,036)	(1,200)
Income tax expense	6	29	(69)	(17)
Net loss attributable to common shareholders	(6,195)	(287)	(9,105)	(1,217)

Loss per Common Share — Basic:
Net loss attributable to common shareholders	$(0.45)	$(0.03)	$(0.69)	$(0.20)

Loss per Common Share — Diluted:
Net loss attributable to common shareholders	$(0.45)	$(0.03)	$(0.69)	$(0.20)

Weighted average number of common shares outstanding:
Basic	13,768,910	9,132,100	13,280,149	6,377,333
Diluted	13,768,910	9,132,100	13,280,149	6,377,333

	CHATHAM LODGING TRUST
	FFO and EBITDA
(In thousands, except share and per share data)
	For the three months ended		For the years ended
	December 31		December 31
	2011	2010	2011	2010
Funds From Operations (“FFO”):
Net loss attributable to common shareholders	$(6,195)	$(287)	$(9,105)	$(1,217)
Depreciation	3,306	1,355	11,909	2,537
Adjustments for joint venture items	900	—	900	—

FFO	(1,989)	1,068	3,704	1,320
Hotel property acquisition costs	4,119	1,023	7,706	3,189
Other charges included in general and administrative expenses	—	75	—	345
Adjustments for joint venture items	473	0	473	—
Adjusted FFO	$2,603	$2,166	$11,883	$4,854

Weighted average number of common shares
Basic	13,768,910	9,132,100	13,280,149	6,377,333
Diluted	13,768,910	9,132,100	13,280,149	6,377,333
	For the three months ended		For the years ended
	December 31		December 31
	2011	2010	2011	2010

Earnings Before Interest, Taxes,
Depreciation and Amortization (“EBITDA”):
Net loss attributable to common shareholders	$(6,195)	$(287)	$(9,105)	$(1,217)
Interest expense	3,687	909	8,190	932
Income tax expense	(6)	(29)	69	17
Depreciation and amortization	3,324	1,368	11,971	2,564
Adjustments for joint venture items	1,773	—	1,773	—
EBITDA	2,583	1,961	12,898	2,296
Hotel property acquisition costs	4,119	1,023	7,706	3,189
Adjustments for joint venture items	473	—	473	—
Other charges included in general and administrative expenses	—	75	—	345
Share based compensation	393	389	1,571	1,070
Adjusted EBITDA	$7,568	$3,448	$22,648	$6,900